UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2020

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the Executive Omnibus Plan

On February 4, 2020, the Board of Directors of ITC Holdings Corp. (the “Company”) approved the Executive Omnibus Plan (the “Executive Omnibus Plan”) which is available for employees of the Company with a title of Vice President or higher, including the “Named Executive Officers” from the most recent Annual Report on Form 10-K (“NEOs”). A summary of the key terms of the Omnibus Plan is set forth below.

Eligibility	•	Employees with a title of Vice President or higher.
Administration	•	The Governance and Human Resources Committee (the “Committee”) of the Board generally has broad administrative power to make grants and determine award terms and conditions, including complete flexibility to determine performance conditions and vesting periods and to make adjustments for an extraordinary event.
Types of Awards	•	Units denominated in phantom common shares of Fortis, Inc. (“Fortis”) (no voting, dividend or transfer rights) based on Toronto Stock Exchange prices. Payouts will only be made in cash. There are no Company or Fortis shares reserved for issuance. Awards are not assignable.

•	Performance-based units vest based on satisfying Company performance goals and continued service.
•	Service-based units vest based on continued service only.
•	Unless the Committee otherwise determines, dividend equivalents will be credited for both types of units, calculated based on outstanding units (including prior dividend equivalents)).
•	Cash incentive awards may be issued under the Executive Omnibus Plan at the Committee’s discretion. Cash incentive awards are not based on value of Fortis shares.

Currency Translation	•	Awards are denominated in U.S. dollars. Currency translations from Canadian dollars for any award are based on the exchange rate as of beginning of year in which the award is made. The same rate is used for all currency translations relating to that award.
Change of Control	•	The vesting of units is accelerated and are paid out upon the completion of a Change of Control.

•	Service-based units — full amount vests.
•	Performance-based units — higher of target or actual at closing; prorated based on performance period time elapsed.
•	Cash incentive awards may be paid out upon a Change of Control at the Committee’s discretion.

Termination of Service	•	Voluntary resignation, involuntary termination without cause or termination for cause results in a forfeiture of unvested amounts.
	•	Death, Disability or Retirement with 15 years or more of Service:

•	Service-based units have accelerated vesting and are paid out upon termination.
•	Performance-based units and cash incentive awards are paid out at the end of performance period as if the participant continued to be an employee on the payment date..

•	Death, Disability or Retirement with less than 15 years of Service:

•	Service-based units have accelerated vesting and a prorated payout upon termination if termination occurs on or after the one year anniversary of the grant date. Service-based units are forfeited if termination occurs prior to the one year anniversary of the grant date.
•	Performance-based units and cash incentive awards have a prorated payout at end of performance period to extent goals are met if termination occurs on or after the one year anniversary of the grant date. Performance-based units and cash incentive awards are forfeited if termination occurs prior to the one year anniversary of the grant date.
Clawback	•	Awards to executive officers are subject to Company Recoupment Policy, as in effect from time to time.
Amendment	•	The Executive Omnibus Plan may be amended or terminated at any time by the Board of Directors of the Company, except as to outstanding awards. Changes to outstanding awards that are material and adverse to recipient require recipient’s consent
Other	•	Plan term indefinite
•	Unfunded obligation

A copy of the Executive Omnibus Plan will be filed as an exhibit to the Company’s next Annual Report on Form 10-K.

Approval of 2020 Performance-Based Unit Awards under the Executive Omnibus Plan

On February 4, 2020, the Committee made grants of performance-based units under the Executive Omnibus Plan to certain employees with a title of Vice President or above employed on that date with a grant date of January 1, 2020.  Grants made to the NEOs are set forth in the table below.

Name and Office	Performance- Based Units(1)
Linda H. Apsey, President and Chief Executive Officer	32,732
Gretchen L. Holloway, Senior Vice President and Chief Financial Officer	11,170
Jon E. Jipping, Executive Vice President and Chief Operating Officer	16,448
Daniel J. Oginsky, Executive Vice President and Chief Administrative Officer	13,618
Christine Mason Soneral, Senior Vice President and General Counsel	11,060

(1) The number of performance-based units represents the target number awarded and issued.  The actual number of units that may be earned is 200% of the target number, but only if both performance goals are met at the maximum level.

Performance-Based Unit Award Agreement

The terms of the January 1, 2020 performance-based units awards are set forth in a form of performance-based unit award agreement (the “PSA Agreement”), which will be filed as an exhibit to the Company’s next Annual Report on Form 10-K.  The PSA Agreement provides generally that the award will vest on the Vesting Date to the extent one or more of the performance goals are met and if the participant continues to be employed by the Company through the Vesting Date.  The performance-based unit awards will become “earned” as set forth in the following table:

Measurement Category	Goal at Threshold	Units at Threshold	Goal at Target	Units at Target	Goal at Maximum	Units at Maximum
Fortis Total Shareholder Return (“TSR”)	30th percentile	50% of Target Number	50th percentile	100% of Target Number	85th percentile	200% of Target Number
Cumulative Consolidated Net Income (“CCNI”)	99% of CCNI goal	50% of Target Number	100% of CCNI goal	100% of Target Number	102% of CCNI goal	200% of Target Number
			101% of CCNI goal	150% of Target Number

The “Payment Criteria Period” for the award is January 1, 2020 through December 31, 2022.  The TSR and CCNI performance measures are independent of each other; that is, if the threshold level of one performance measure is attained, units relating to that measure will be “earned” even if the threshold level of the other performance measure is not attained.  One-half of the target number of units shall be related to the TSR goal and one-half of the target number of units shall be related to the CCNI goal.

The Total Shareholder Return of Fortis and Fortis’ peer companies shall be computed in U.S. dollars as follows:

A:  Calculate the market price as of the first day of the Payment Criteria Period (if necessary, converted into U.S. dollars based on the Canadian dollar to U.S. dollar exchange rate as of beginning of year in which award is made).

B:  Calculate the market price as of the last day of the Payment Criteria Period (if necessary, converted into U.S. dollars based on the Canadian dollar to U.S. dollar exchange rate as of beginning of year in which award is made).

C:  Calculate the total dividends paid per share of its common stock (or equivalent security) during the Payment Criteria Period (if necessary, converted into U.S. dollars based on the Canadian dollar to U.S. dollar exchange rate as of beginning of year in which award is made).

Total Shareholder Return = ((B – A) + C)/A

Fortis Total Shareholder Return will be compared to the Total Shareholder Return during the Payment Criteria Period for each of the companies in Fortis’ peer group, excluding those which are not traded on a national securities exchange at the end of the Payment Criteria Period.

Consolidated Net Income for the Company for each calendar year in the Payment Criteria Period shall be equal to net income as set forth in the Company’s audited consolidated financial statements contained in its Annual Report on Form 10-K for such year, as adjusted for certain extraordinary items and changes in return on equity, in each case in the Committee’s discretion.  Cumulative Consolidated Net Income for the Company during the Payment Criteria Period shall be the sum of the Consolidated Net Income for each of the three years in the Payment Criteria Period.

Under the terms of the PSA Agreement, performance-based units vest in accordance with the Executive Omnibus Plan described above.

Item 5.07.  Submission of Matter to a Vote of Security Holders.

On February 4, 2020, the shareholder of the Company pursuant to action by unanimous written consent of the sole shareholder elected the following directors to the Company’s Board of Directors: Linda H. Apsey, Robert A. Elliott, Albert Ernst, Alexander I. Greenbaum, James P. Laurito, Barry V. Perry, Sandra E. Pierce, Kevin L. Prust, A. Douglas Rothwell, Thomas G. Stephens and Joseph L. Welch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 10, 2020

ITC HOLDINGS CORP.

By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Its:	Senior Vice President and General Counsel